QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

         KERR-McGEE CORPORATION
P.O. Box 25861, Oklahoma City, Oklahoma 73125

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on Friday, June 25, 2004

The Board of Directors recommends a vote FOR Item 1.

The undersigned hereby appoints Luke R. Corbett, Gregory F. Pilcher and Robert M. Wohleber, and each of them, as attorneys-in-fact and proxies for the undersigned with power of substitution, and hereby authorizes them to vote all the shares of Common Stock of Kerr-McGee Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Friday, June 25, 2004, and any adjournment or postponement thereof, upon the matter set forth on the reverse side.

This proxy, if signed and returned, will be voted as directed on the reverse side. If this card is signed and returned without direction, such shares will be voted FOR Item 1.

Please sign exactly as your name(s) appear(s) on the reverse side of this proxy card. If your shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians, agents, partners or corporation officers should indicate the capacity in which they are signing.

PLEASE NOTE ADDRESS CHANGES	HERE PLEASE MAKE ANY COMMENTS HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
DETACH CARD	DETACH CARD

 VOTING INSTRUCTIONS

You can vote your shares three ways.

VOTE BY
TELEPHONE *** INTERNET *** MAIL

24 hours a day—7 days a week

Your vote is important. Please vote as soon as possible.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/kmg	OR	Vote-by-Telephone Call toll-free (in the U.S.) 1-800-758-6973
Have your proxy card in hand when you call and follow the instructions. Internet votes must be received by 5 p.m. (Central Time) on June 24, 2004.		Have your proxy card in hand when you access the website and follow the instructions. Telephone votes must be received by 5 p.m. (Central Time) on June 24, 2004.

Your Internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote over the Internet or by telephone, please do not mail your proxy card.
Vote-by-Mail
Mark, sign and date the proxy card on the reverse side. Detach the proxy card and return it in the postage-paid envelope. Votes by mail must be received by 9 a.m. (Central Time) on June 25, 2004.

☒	Please mark votes as in this example.	KRMCM
KERR-McGEE CORPORATION	The Board of Directors recommends a vote FOR Item 1.
			FOR	AGAINST	ABSTAIN
	1.	Approval of the issuance of shares of Kerr-McGee Corporation common stock in connection with the merger of Westport Resources Corporation with and into Kerr-McGee (Nevada) LLC, a wholly owned subsidiary of Kerr-McGee Corporation.	☐	☐	☐

Please be sure to sign and date this Proxy. Date	Mark the box at the right if an address change or comment has been noted on the reverse side of this card.				☐
Stockholder signature Co-owner signature
DETACH CARD	DETACH CARD

THANK YOU FOR VOTING!

Kerr-McGee Corporation
Special Meeting of Stockholders
June 25, 2004
10:00 a.m. Central Daylight Time
Kerr-McGee Auditorium
Kerr-McGee Center
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma

KERR-McGEE CORPORATION
P.O. Box 25861, Oklahoma City, Oklahoma 73125

Voting Instructions are solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on Friday, June 25, 2004

The Board of Directors recommends a vote FOR Item 1.

Fidelity Management Trust Company, Trustee Kerr-McGee Corporation 82 Devonshire Street Boston, Massachusetts 02019	State Street Bank and Trust Company, Trustee Kerr-McGee Corporation Employee Stock Ownership Plan P.O. Box 1994 Boston, Massachusetts 02101

The undersigned hereby directs that all shares of Common Stock of Kerr-McGee Corporation the voting of which the undersigned is entitled to direct pursuant to the Kerr-McGee Corporation Common Stock Saving's Investment Plan ("SIP") and the Kerr-McGee Corporation Employee Stock Ownership Plan ("ESOP"), be voted by Fidelity Management Trust Company (as Trustee of the SIP) and State Street Bank and Trust Company (as Trustee of the ESOP) at the Special Meeting of Stockholders to be held on Friday, June 25, 2004, and any adjournment or postponement thereof, upon the matter set forth on the reverse side.

You are not directly voting a proxy—instead, you are providing voting instructions to the Trustees. The Trustees will vote your shares as you direct. If you sign but do not give specific voting instructions for an item, the Trustees will vote your shares FOR Item 1. Please sign exactly as your name appears in the address. If you do not return your voting instructions to the Trustees, the shares for which no instructions are received will be voted in the same proportion by each Trustee as the total shares for which instructions are received by such Trustee. You are a named fiduciary of the SIP and/or ESOP, as the case may be, with respect to shares voted in accordance with your instructions.

PLEASE NOTE ADDRESS CHANGE	PLEASE MAKE ANY COMMENTS HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
DETACH CARD	DETACH CARD

 VOTING INSTRUCTIONS

You can vote your shares three ways.

VOTE BY
TELEPHONE *** INTERNET *** MAIL

24 hours a day—7 days a week

Your vote is important. Please vote as soon as possible.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/kmgep	OR	Vote-by-Telephone Call toll-free (in the U.S.) 1-800-758-6973
Have your proxy card in hand when you call and follow the instructions. Internet votes must be received by 5 p.m. (Central Time) on June 22, 2004.		Have your proxy card in hand when you access the website and follow the instructions. Telephone votes must be received by 5 p.m. (Central Time) on June 22, 2004.

Your Internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail. If you vote over the Internet or by telephone, please do not mail your proxy card.
Vote-by-Mail
Mark, sign and date the proxy card on the reverse side. Detach the proxy card and return it in the postage-paid envelope. Votes by mail must be received by 5 p.m. (Central Time) on June 22, 2004.

☒	Please mark votes as in this example.	KRMEP
KERR-McGEE EMPLOYEE PLAN	The Board of Directors recommends a vote FOR Item 1.
			FOR	AGAINST	ABSTAIN
	1.	Approval of the issuance of shares of Kerr-McGee Corporation common stock in connection with the merger of Westport Resources Corporation with and into Kerr-McGee (Nevada) LLC, a wholly owned subsidiary of Kerr-McGee Corporation.	☐	☐	☐

Please be sure to sign and date this Voting Date Instruction.	Mark the box at the right if an address change or comment has been noted on the reverse side of this card.				☐
Stockholder signature Co-owner signature
DETACH CARD	DETACH CARD

THANK YOU FOR VOTING!

Kerr-McGee Corporation
Special Meeting of Stockholders
June 25, 2004
10:00 a.m. Central Daylight Time
Kerr-McGee Auditorium
Kerr-McGee Center
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma

QuickLinks

  Exhibit 99.1